UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 13, 2010

(Date of earliest event reported)

PROTECTIVE PRODUCTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53580	26-3479709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1649 Northwest 136th Avenue
Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 846-8222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the Asset Purchase Agreement (as defined below) and the DIP Credit Agreement (as defined below) is incorporated into this Item 1.01 by reference.

Item 1.03.

Bankruptcy or Receivership.

On January 13, 2010, Protective Products of America, Inc. (the “Company”) and its subsidiaries, CPC Holding Corporation of America, a Delaware corporation, Ceramic Protection Corporation of America, a Delaware corporation, Protective Products International Corp., a Florida corporation, and Protective Products of North Carolina, LLC, a North Carolina limited liability company (the “Subsidiaries”, and together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida, Fort Lauderdale Division (the “Bankruptcy Court”) (Case No. 10-10711-BKC-JKO) (the “Bankruptcy Case”). The Debtors will continue to operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On January 14, 2010, the Company issued a press release announcing the bankruptcy filing. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On January 13, 2010, the Debtors entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Protective Products Enterprises, Inc., an affiliate of Sun Capital Partners, Inc. (the “Purchaser”) pursuant to which the Debtors have agreed to sell to the Purchaser substantially all of their assets for a purchase price of $8 million plus the assumption of certain liabilities associated with the Debtors’ operations and the payment of certain cure amounts (subject to adjustment based on current inventory and accounts receivable at closing). The purchased assets exclude, among other things, income tax refunds for any period prior to the closing date under the Asset Purchase Agreement from the United States Department of Treasury, the Canadian tax authorities or otherwise in connection with the Debtors’ business (the “Tax Refunds”). The Asset Purchase Agreement is subject to approval by the Bankruptcy Court. The Purchaser entered into the Asset Purchase Agreement as a “stalking horse” bidder, and the purchase of the assets are subject to the Debtors’ solicitation of higher or otherwise better offers pursuant to specified bidding procedures and an auction process to be conducted under the supervision of the Bankruptcy Court. Under the Asset Purchase Agreement, the Purchaser will make a $500,000 deposit toward the purchase price, which will be returned to the Purchaser if the bidding procedures have not been approved by the Bankruptcy Court on or before January 19, 2010. The Debtors and the Purchaser have made customary representations, warranties and covenants in the Asset Purchase Agreement, including, among others, a covenant by the Debtors to operate their businesses in the ordinary course pending the closing of the sale to the Purchaser. The Purchaser may terminate the Asset Purchase Agreement if the Debtors enter into a definitive agreement regarding the sale of their assets in an alternative transaction, and, in such case, would be entitled to the return of the deposit, as well as a break-up fee of $320,000 upon the closing of such alternative transaction, and an expense reimbursement of up to $350,000, subject to the Bankruptcy Court’s allowance of such fee and reimbursement as an administrative expense. The Asset Purchase Agreement may also be terminated by either the Debtors or the Purchaser upon the occurrence of other specified events, including the right of the Purchaser to terminate for failure of the sale to close on or before February 25, 2010.

The foregoing description of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1.

In connection with its chapter 11 filing, the Company has entered into a Superpriority Priming Debtor-in-Possession Credit Agreement dated as of January 13, 2010 (the “DIP Credit Agreement”) with its existing lender, Canadian Imperial Bank of Commerce (“CIBC”). The DIP Credit Agreement contemplates that CIBC will make available to the Company advances up to an aggregate amount of $665,000 (the “Operating Loan”) for payment of working capital expenses and administrative fees incurred prior to the closing of the sale of the Company’s assets under the Asset Purchase Agreement (or other Bankruptcy Court approved purchase agreement) pursuant to an approved budget (and subject to Bankruptcy Court approval as may be required). The DIP Credit Agreement further contemplates that, if the sale under the Asset Purchase Agreement (or other Bankruptcy Court approved purchase agreement) closes, CIBC will make available to the Company an additional advance of up to $75,000 (the “Wind Down Loan”) for expenses of administration incurred by the Company after the closing. The Operating Loan and the Wind Down Loan will bear interest at the rate of 14% per annum, and require payment of a 5% commitment fee.

CIBC is entitled to an exit fee equal to 1% of the Operating Loan or Wind Down Loan, as applicable. The Operating Loan matures on the earliest to occur of (i) February 26, 2010, (ii) the date of the closing of the sale of the Company’s assets under a Bankruptcy Court approved purchase agreement, (iii) the effective date of a plan of reorganization, (iv) the date of the acceleration of the Operating Loan upon the occurrence of an event of default under the DIP Credit Agreement, or (v) the dismissal or conversion of the Bankruptcy Case to a chapter 7 proceeding under the Bankruptcy Code. The Wind Down Loan matures on the earliest to occur of (i) March 31, 2010, (ii) the date the Debtors receive the Tax Refunds, (iii) the effective date of a plan of reorganization, (iv) the date of the acceleration of the Wind Down Loan upon the occurrence of an event of default under the DIP Credit Agreement, or (v) the dismissal or conversion of the Bankruptcy Case to a chapter 7 proceeding under the Bankruptcy Code. Principal and accrued interest under the Operating Loan and the Wind Down Loan are payable on the applicable maturity date described above, subject to mandatory prepayments upon certain dispositions of collateral or upon the Company’s receipt of cash not contemplated by the budget or outside of the ordinary course of business. The Company’s obligations under the DIP Credit Agreement are secured by a lien on substantially all of the assets of the Company, as well as a superpriority administrative claim in the Bankruptcy Case. The DIP Credit Agreement contains various representations, warranties and covenants by the Company that are customary for transactions of this nature. The failure of the Company to satisfy certain deadlines in respect of the Bankruptcy Case and the sale of the Company’s assets (e.g., the entry of a final DIP Order, the approval of a Bid Procedures Order, the closing of the sale of the Company’s assets), as well as any breach by the Company of its representations, warranties or covenants made in the DIP Credit Agreement, or the conversion of the Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code, will constitute an event of default under the DIP Credit Agreement.

The foregoing description of the terms of the DIP Credit Agreement is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is filed herewith as Exhibit 10.2.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as defined above) is incorporated by reference into this Item 2.03.

Item 2.04.

Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Under the terms of the Company’s existing Credit Agreement (the “Credit Agreement”) with Canadian Imperial Bank of Commerce (“CIBC”), pursuant to which the Company has outstanding loans in the approximate amount (in US Dollars) of $7.6 million as of January 13, 2010, CIBC’s obligation to make additional advances to the Company terminated upon the filing of the Bankruptcy Case. The Credit Agreement provides that CIBC may accelerate the maturity of the outstanding loans thereunder upon the Company’s bankruptcy filing. These provisions may be affected by the DIP Credit Agreement.

Under the terms of the Company’s Subordinated, Convertible Debentures and Secured Subordinated Debentures and related documents (collectively, the “Debenture Documents”), the Company’s Chapter 11 filing may allow the maturity of the obligations evidenced by the Debenture Documents to be accelerated, and may allow for the exercise of various rights and remedies upon default.

The ability of creditors of the Debtors to seek remedies to enforce their rights under the Credit Agreement and the Debenture Documents described above is stayed as a result of the filing of the Bankruptcy Case, and the creditors’ rights of enforcement are subject to applicable provisions of the Bankruptcy Code.

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 14, 2010, the Company received a notice from the Toronto Stock Exchange (“TSX”), the exchange on which its shares of common stock are publicly traded, informing it that, based on the Company’s bankruptcy filing (S. 708, The Toronto Stock Exchange Company Manual) and the financial condition and/or operating results of the Company (S. 709, 710(a)(i), The Toronto Stock Exchange Company Manual), the TSX is reviewing the Company’s eligibility for continued listing on that exchange. The TSX further notified the Company that, effective immediately, its securities have been suspended from trading on the TSX until further notice. The Company is being reviewed pursuant to the TSX’s Expedited Review Process and a meeting has been scheduled for January 20, 2010 to consider whether or not to continue with the suspension of trading and to delist the securities of the Company. The Company will have the opportunity to make submissions regarding this matter at and prior to the hearing. The Company is evaluating its next steps and has not yet determined its response.

Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement with Protective Products Enterprises, Inc.
10.2	Superpriority Priming Debtor-In-Possession Credit Agreement with Canadian Imperial Bank of Commerce
99.1	Press release issued January 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE PRODUCTS OF AMERICA, INC.

By:	/s/ JASON WILLIAMS
Jason Williams Chief Financial Officer

Date: January 14, 2010

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